EXHIBIT 10.1

                              THIRD AMENDMENT

                  This THIRD AMENDMENT (this "Amendment"), dated as of November 30, 2001, is entered into by and among Huntsman International LLC (f/k/a Huntsman ICI Chemicals LLC), a Delaware limited liability company (the "Borrower"), Huntsman International Holdings LLC (f/k/a Huntsman ICI Holdings LLC), a Delaware limited liability company ("Holdings"), the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders hereunder (collectively, the "Lenders," and each individually, a "Lender"), Bankers Trust Company, as Lead Arranger, Administrative Agent ("Administrative Agent") for the Lenders and Sole Book Manager, Goldman Sachs Credit Partners L.P., as Syndication Agent and Co-Arranger and The Chase Manhattan Bank and UBS Warburg LLC (as successor to Warburg Dillon Read), as Co-Arrangers and as Co-Documentation Agents (collectively, the "Agents" and each individually, an "Agent"). Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

                                 RECITALS:

         A. The Borrower, Holdings, the Lenders, the Agents and the Administrative Agent have heretofore entered into that certain Credit Agreement dated as of June 30, 1999, as amended by that certain First Amendment dated as of December 21, 2000 and that certain Second Amendment dated as of March 5, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

         B. The Borrower and Holdings wish, and the Lenders signatory hereto and the Agents and Administrative Agent are willing, to amend the Credit Agreement subject to the terms and conditions of this Agreement.

         C. This Agreement constitutes a Loan Document and these Recitals shall be construed as part of this Agreement.

            NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Amendment of Credit Agreement.

                  The Credit Agreement is hereby amended as of September 30, 2001 as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

                  "Permitted Non-Recurring/Non-Operating Charges" means for any period of four consecutive fiscal quarters which include the fourth quarter of Fiscal Year 2001, any non-recurring and non-operating charges incurred in the fourth quarter of Fiscal Year 2001 prior to the Third Amendment Effective Date in connection with abandoned transactions in an amount not to exceed $7,000,000 for such fourth quarter of Fiscal Year 2001.

                  "Permitted Restructuring Charges" means for any period of four consecutive fiscal quarters that includes the fourth quarter of Fiscal Year 2001, any actual restructuring charges recorded by the Borrower and its Subsidiaries during such period in an aggregate amount for all such restructuring charges not to exceed $40,000,000 in connection with the restructuring of certain Affiliates of the Borrower and its Subsidiaries as described on Schedule 1.1(d) hereto.

                  "Pro Forma Basis" means, (a) with respect to the preparation of a pro forma financial statement for any purpose relating to an Acquisition or for calculation of Consolidated EBITDA, a pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed on the first day of the applicable period, (ii) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition, and (iii) all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Borrower over the applicable period on a pro forma basis without giving effect to any cost savings, and (b) with respect to the preparation of a pro forma financial statement for any purpose relating to an Asset Disposition or for calculation of Consolidated EBITDA, a pro forma on the basis that (i) any Indebtedness prepaid out of the proceeds of such Asset Disposition shall be deemed to have been prepaid as of the first day of the applicable period, and (ii) all income and expense (other than such expenses as the Borrower, in good faith, estimates will not be reduced or eliminated as a consequence of such Asset Disposition) associated with the assets or entity disposed of in connection with such Asset Disposition shall be deemed to have been eliminated as of the first day of the applicable period.

                  "Third Amendment" means that certain Third Amendment to this Agreement dated as of November 30, 2001.

                  "Third Amendment Effective Date" has the meaning set forth in Section 2 of the Third Amendment.

                  (b) The definition of "Applicable Base Rate Margin" in
Section 1.1. of the Credit Agreement is hereby amended in its entirety by deleting the last row of the table within such definition in its entirety and by replacing such row with the following two new rows:

-----------------------------------------------------------------------------------------------------------
                                               Applicable Base Rate
                                               Margin for Domestic
                                                 Revolving Loans,         Applicable        Applicable
                                             Multicurrency Revolving       Base Rate      Base Rate Margin
               Most Recent                   Loans and Term A Dollar       Margin For     For Term C Loans
              Leverage Ratio                         Loans                Term B Loans
------------------------------------------- -------------------------- ------------------ -----------------
  Equal to or greater than 5.00 to 1 but              1.50%                    2.00%             2.25%
           less than 5.50 to 1
------------------------------------------- -------------------------- ------------------ -----------------
    Equal to or greater than 5.50 to 1                2.00%                    2.50%             2.75%
------------------------------------------- -------------------------- ------------------ -----------------

                  Notwithstanding anything else herein to the contrary, for purposes of computing the Applicable Base Rate Margin for the periods beginning September 30, 2001 until delivery of the financial statements for the fiscal quarter ended March 31, 2002, the Most Recent Leverage Ratio shall be deemed to be equal to or greater than 5.50 to 1.00.

                  (c) The definition of "Applicable Eurocurrency Margin" in
Section 1.1. of the Credit Agreement is hereby amended in its entirety by deleting the last row of the table within such definition in its entirety and by replacing such row with the following two new rows:

------------------------------------------------------------------------------------------------------------------------
                                    Applicable Eurocurrency
                                      Margin for Domestic
                                       Revolving Loans,       Applicable Eurocurrency
                                    Multicurrency Revolving    Margin for Term A Euro         Applicable   Applicable
                                             Loans              Loans and non-Dollar        Eurocurrency   Eurocurrency
          Most Recent                  (in Dollars) and            Multicurrency             Margin For     Margin For
         Leverage Ratio               Term A Dollar Loans         Revolving Loans           Term B Loans   Term C Loans
------------------------------------------------------------------------------------------------------------------------
 Equal to or greater than 5.00              2.75%                     2.75%                     3.25%         3.50%
  to 1 but less than 5.50 to 1
------------------------------------------------------------------------------------------------------------------------
 Equal to or greater than 5.50              3.25%                     3.25%                     3.75%         4.00%
              to 1
------------------------------------------------------------------------------------------------------------------------


                  Notwithstanding anything else herein to the contrary, for purposes of computing the Applicable Eurocurrency Margin for the periods beginning September 30, 2001 until delivery of the financial statements for the fiscal quarter ended March 31, 2002, the Most Recent Leverage Ratio shall be deemed to be equal to or greater than 5.50 to 1.00.


                  (d) The definition of "Consolidated Capital Expenditures" in Section 1.1 of the Credit Agreement is hereby amended by adding the following new proviso immediately at the end of such definition:

                  ";provided, however, notwithstanding anything else herein to the contrary, any expenditures by the Borrower or any of its Subsidiaries that constitute Investments under the Unrestricted Subsidiary Investment Basket (other than Investments which are permitted to be made solely as a result of clause (iv) of the definition of Unrestricted Subsidiary Investment Basket), shall be deemed to be Consolidated Capital Expenditures."

                  (e) The definition of "Consolidated EBITDA" in Section
1.1 of the Credit Agreement is hereby amended by deleting the "and" immediately preceding the "(iii)"in such definition, by replacing the same with a "," and by adding the following new language immediately at the end of such definition:

                  "and (iv) Permitted Non-Recurring/Non-Operating Charges and Permitted Restructuring Charges. For purposes of computing Consolidated EBITDA as of the end of any applicable period occurring after the Third Amendment Effective Date, all components of Consolidated EBITDA for any such applicable period shall include or exclude, as the case may be, without duplication, on a Pro Forma Basis as determined in good faith by the Borrower and certified to by a Responsible Officer of the Borrower to the Administrative Agent, such components attributable to any business or assets that have been acquired or disposed of during such period after the Third Amendment Effective Date."

                  (f) A new Section 7.1(d) shall be added to the Credit Agreement to read as follows:

                  " (d) Monthly Financial Statements. At any time the Most Recent Leverage Ratio is equal to or greater than 4.75 to 1.00, as soon as available, but in any event within 30 days after the end of each fiscal month of Borrower (beginning with January, 2002), abbreviated profit and loss statements on a consolidated and business segment basis for the Borrower for such month and for the portion of the current Fiscal Year through the end of such month in each case setting forth comparative figures for the related periods in the prior Fiscal Year all in form reasonably satisfactory to Administrative Agent which shall be certified by a Responsible Financial Officer of Borrower, subject to normal year-end audit adjustments."

                  (g) Section 7.2(b) of the Credit Agreement is hereby amended by deleting the language "Sections 7.1(a) and 7.1(b)" and by inserting in lieu thereof the following new language "Sections 7.1(a), 7.1(b) and 7.1(c)".

                  (h) Section 8.7(l) of the Credit Agreement is hereby amended by inserting therein the following new language immediately following the phrase "Unmatured Event of Default or Event of Default exists":

                  " (or on a pro forma basis after giving effect to such Investment would exist)"

                    (i) Section 8.7(l) of the Credit Agreement is hereby further amended by adding the following new proviso immediately at the end of such Section 8.7(l):

                  "provided, further, (i) that after giving effect to any such Investment, the Borrower would be able to make an additional $1 of Consolidated Capital Expenditures under Section 9.1 hereof; and (ii) that the proceeds of any such Investment may not be used either directly or indirectly to make any Investment in Huntsman Corporation or any of its Subsidiaries which are not Subsidiaries of Borrower."

                  (j) Section 8.7(p) of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and by replacing it with the following new clause (i):

                  "(i) after giving effect thereto on a Pro Forma Basis, no Event of Default or Unmatured Event of Default would exist hereunder;"

                    (k) Section 8.7(p) of the Credit Agreement is hereby further amended by adding the following new proviso immediately at the end of such Section 8.7(p):


                  ";provided, further, however, notwithstanding anything else herein to the contrary, no Acquisition (other than Acquisitions in which the total consideration paid (including for purposes hereof any assumed Indebtedness) does not exceed $20,000,000 for any single Acquisition or $80,000,000 for all such Acquisitions in the aggregate) shall be permitted unless the Borrower's Leverage Ratio for each of the last two Fiscal Quarters for which financial statements have been delivered pursuant to Sections 7.1(a) and (b) prior to the date of such proposed Acquisition was less than or equal to 4.75 to 1.00."



                  (l) Section 9.3 of the Credit Agreement is hereby amended by deleting the table in such section and replacing it in its entirety with the following new table:

                   Period                                     Ratio
                   ------                                     -----
                   July 1, 2001 to December 31, 2001          1.95 to 1.0
                   January 1, 2002 to March 31, 2002          1.80 to 1.0
                   April 1, 2002 to June 30, 2002             1.80 to 1.0
                   July 1, 2002 to September 30, 2002         1.95 to 1.0
                   October 1, 2002 to December 31, 2002       2.10 to 1.0
                   January 1, 2003 to March 31, 2003          2.50 to 1.0
                   April 1, 2003 and thereafter               2.75 to 1.0



                  (m) Section 9.4 of the Credit Agreement is hereby amended by deleting the table in such section and replacing it in its entirety with the following new table:

                   Period                                     Ratio
                   ------                                     -----
                   July 1, 2001 to September 30, 2001         5.80 to 1.0
                   October 1, 2001 to December 31, 2001       6.00 to 1.0
                   January 1, 2002 to March 31, 2002          6.50 to 1.0
                   April 1, 2002 to June 30, 2002             6.50 to 1.0
                   July 1, 2002 to September 30, 2002         5.90 to 1.0
                   October 1, 2002 to December 31, 2002       5.40 to 1.0
                   January 1, 2003 to March 31, 2003          4.75 to 1.0
                   April 1, 2003 to June 30, 2003             4.00 to 1.0
                   July 1, 2003 and thereafter                3.75 to 1.0

                   (n) A new Section 9.5 shall be added to the Credit Agreement to read as follows:

                  "9.5     Maximum Cash Balances.

                           At no time when there are any Domestic Revolving
Loans, Multicurrency Revolving Loans or Swing Line Loans outstanding, shall the amount of Cash or Cash Equivalents held by the Borrower and its Restricted Subsidiaries (or on behalf of the Borrower and its Restricted Subsidiaries) exceed $100,000,000 in the aggregate; provided, however, amounts in excess of $100,000,000 may be held for up to three (3) Business Days so long as such excess amounts are (a) held to pay third party obligations of the Borrower and its Restricted Subsidiaries; and (b) are held in an account under the control and dominion of the Collateral Agent on behalf of the Secured Parties."

                  (o) Exhibit 2.5 to the Credit Agreement "Form of Notice of Borrowing" shall be deleted and replaced in its entirety by the new
Exhibit 2.5 "Form of Notice of Borrowing" attached hereto as Annex A.

                  (p) A new Schedule 1.1(d) shall be added to the Credit Agreement in substantially the form attached hereto as Annex B.



                  SECTION 2. Conditions to Effectiveness of the Amendment. The provisions of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 2 (the "Third Amendment Effective Date"):

                  2.1 Proper Execution and Delivery of Amendment. Borrower, Holdings, the Administrative Agent and the Required Lenders shall have duly executed and delivered to Administrative Agent this Amendment.

                  2.2 Delivery of Credit Party Documents. On or before the date hereof, Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each of Borrower and Holdings, each, unless otherwise noted, dated the Third Amendment Effective
Date:

                      (a) Certified copies of its Certificate of Formation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which it is qualified as a foreign corporation to do business and where failure to be so qualified would have a Material Adverse Effect and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Third Amendment Effective Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

                  (b) Copies of its operating agreement or limited liability company agreement, certified by its corporate secretary or an assistant secretary or a certificate of the lack of any change thereto since the Closing Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

                  (c) Resolutions of its members, manager or board of managers (i) approving and authorizing the execution, delivery and performance of each of this Amendment, and (ii) approving and authorizing the execution, delivery and performance of the other Loan Documents to which it is a party and all transactions related thereto, in each case certified as of the Third Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendments;

                  (d) Signature and incumbency certificates of its officers executing this Amendment; and

                  (e) Such other instruments and documents in respect of such matters as Administrative Agent shall reasonably request.

                  2.3 Representations and Warranties; Default; Officer's Certificate. After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Agreement shall be true and correct, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred or be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Borrower, dated the Third Amendment Effective Date stating that, after giving effect to this Amendment, the representations and warranties set forth in Article VI of the Agreement are true and correct as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, that no Event of Default or Unmatured Event of Default has occurred and is continuing, and that the conditions of this Section 2 hereof have been fully satisfied or waived (other than those conditions which require the satisfaction of the Administrative Agent).

                  2.4 Fees. Borrower shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to Administrative Agent and the Lenders to the extent then due, including, without limitation, pursuant to Section 4 of this Amendment.

                  2.5 Corporate Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the execution and delivery of this Amendment shall be satisfactory in form and substance to Administrative Agent and the Required Lenders and Administrative Agent and all Lenders shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or such Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

                  Each Lender and the Administrative Agent hereby agrees that by its execution and delivery of its signature page hereto, such Person approves of and consents to each of the matters set forth in Section 2 which must be approved by, or which must be satisfactory to, the Required Lenders or such Person, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Person if so requested on or prior to the Third Amendment Effective Date.

                  SECTION 3. References to and Effect on the Credit Agreement. On and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the "Ancillary
Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                  Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

                  SECTION 4. Fees, Costs and Expenses. (a) Borrower agrees to pay a fee to the Administrative Agent on or prior to the Third Amendment Effective Date on behalf of each Lender which has executed and delivered this Amendment on or prior to 5:00 p.m. E.S.T. on November 30, 2001 equal to 0.25% times the sum of the aggregate outstanding Commitment of such Lender as in effect under the Credit Agreement on the Third Amendment Effective Date, such fee to be due and payable on the Third Amendment Effective Date; and (b) Borrower also agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent and any local counsel retained by Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.

                  SECTION 5.   Miscellaneous.

                  5.1 Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  5.2 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                          [signature page follows]




                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


          [Executed by authorized officers of the Borrower, Holdings, the Lenders and the Agents]




                                                                     ANNEX A



                                Exhibit 2.5

                                  FORM OF
                           NOTICE OF BORROWING(1)

                                                    Date: __________________


Bankers Trust Company,
 as Administrative Agent
130 Liberty Street
New York, New York  10005


Dear Sir or Madam:

                  Reference is made to that certain Credit Agreement, dated as of June 30, 1999, as amended by that certain First Amendment dated as of December 21, 2000, that certain Second Amendment dated as of March 5, 2001 and that certain Third Amendment dated as of December __, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Huntsman International LLC (f/k/a Huntsman ICI Chemicals
LLC), a Delaware limited liability company (the "Borrower"), Huntsman International Holdings LLC (f/k/a Huntsman ICI Holdings LLC), a Delaware limited liability company ("Holdings"), the financial institutions party thereto, including Bankers Trust Company, in their capacities as lenders thereunder (collectively, the "Lenders," and each individually, a "Lender"), Bankers Trust Company, as Lead Arranger, Administrative Agent ("Administrative Agent") for the Lenders and Sole Book Manager, Goldman Sachs Credit Partners L.P., as Syndication Agent and Co-Arranger and The Chase Manhattan Bank and UBS Warburg LLC (as successor to Warburg Dillon
Read), as Co-Arrangers and as Co-Documentation Agents (collectively, the "Agents" and each individually, an "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives notice pursuant to Section 2.5 of the Credit Agreement of its request for the Lenders to make a Borrowing as follows.

                  1.       Amount to be Borrowed       _______________________

                  2.       Borrowing Date(2)           ________________________

                  3.       Type of Loan or combination
                           thereof(3)                  ________________________

                  4.       If Borrowing is to
                           include Eurocurrency
                     Loans indicate: Eurocurrency Loan

                           Amount:                    $_______________________

                           Initial Interest            _________________________


                  The undersigned represents and warrants that the borrowing requested hereby complies with the requirements of Section 2.1(e), if applicable, and Section 5.2 of the Credit Agreement.

                  The undersigned further represents and warrants that the amount of Cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries (or on behalf of the Borrower and its Restricted Subsidiaries) as of the date of this Notice of Borrowing is, both before and after giving effect to the Borrowing contemplated hereby, in compliance with Section 9.5 of the Credit Agreement with respect to maximum cash balances.

                                        HUNTSMAN INTERNATIONAL LLC

                                        By:____________________________
                                        Name:__________________________
                                        Title:___________________________


                                                                   ANNEX B


                              SCHEDULE 1.1(d)


              Explanation of Permitted Restructuring Charges*



Tioxide severance:  $3 million
Polyurethane severance:  $27 million
Polyurethane plant and sales office closure --(includes asset write-off and decommission expenses): $10 million


*The amounts set forth above are estimates and are not intended to limit or restrict the Borrower's ability to allocate Permitted Restructuring Charges as between the above listed categories.









-------------------
(1) Such irrevocable notice must be received by Agent (x) not later than 12:00 p.m., New York City time, at least three Business Days prior to the requested borrowing date, if all or any part of the requested Revolving Loans are to be Eurocurrency Loans and (y) not later than 12:00 p.m., New York City time, at least one Business Day prior to the requested borrowing date, with respect to Borrowings of Base Rate Loans; and (z) no later than 12:00 p.m., New York City time, on the Business Day of the requested borrowing date, with respect to Swing Line Loans.

(2) Each Borrowing under the Revolving Commitments and Multicurrency Revolving Commitments shall be not less than (x) in the case of Base Rate Loans, Three Million Dollars ($3,000,000) and, if greater, in integral multiples of One Million Dollars ($1,000,000) (or, if less, the then Total Available Revolving Commitment); (y) in the case of Eurocurrency Loans, Five Million Dollars ($5,000,000) and, if greater, in integral multiples of One Million Dollars ($1,000,000) in excess thereof (or, if less, the then Total Available Revolving Commitment or Total Available Multicurrency Revolving Commitment, as the case may be); and (z) in the case of Swing Line Loans, Five Hundred Thousand Dollars ($500,000) and in any amount greater than such amount (or, if less, the then Total Available Revolving Commitment or Swing Line Commitment).

(3) Specify whether Borrowing is to be Eurocurrency Loans, Base Rate Loans or a combination thereof.